Exhibit 10.1

FREEPORT-McMoRan COPPER & GOLD INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

PERFORMANCE SHARE UNIT AGREEMENT

1. (a) Pursuant to the Freeport-McMoRan Copper & Gold Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”), on                 , 20         (the “Grant Date”), Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX” or the “Company”) granted performance share units (“Performance Share Units” or “PSUs”) to                  (the “Participant”) on the terms and conditions set forth in this Performance Share Unit Agreement (this “Agreement”) and in the Plan.

(b) The PSUs granted hereunder represent performance-based Restricted Stock Units under Section 10 of the Plan. Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

2. The Company hereby grants to the Participant an Award of              Performance Share Units (the “Target Award”). Each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The actual number of PSUs that vest will depend on the Company’s level of achievement and certification of the performance goal specified in Section 3 during the period beginning January 1, 2014 and ending December 31, 2016 (the “Performance Period”). Any PSUs that do not vest as of the end of the Performance Period shall be forfeited.

3. The performance goal is based on Total Shareholder Return. Between 0% and 200% of the Target Award will vest based upon FCX’s Total Shareholder Return relative to the Total Shareholder Return of the Peer Group for the Performance Period in accordance with the following matrix:

FCX Rank	FCX TSR >0%	FCX TSR </=0%
	Performance Share Payout %	Performance Share Payout %
1-2 (>87th %ile)	200%	100%
3	180%	100%
4	160%	100%
5	140%	100%
6	120%	100%
7 – 8 (50th - 56th %ile)	100%	100%
9	80%	80%
10	60%	60%
11	40%	40%
12-16 (< 25th %ile)	0%	0%

4. The PSUs shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Shares until the PSUs vest and the Participant is issued the Shares to which such PSUs relate. From and after the Grant Date of a PSU until the issuance of the Share payable in respect of such vested PSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”). All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all PSUs granted hereunder. The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof, or may otherwise adjust the terms of the Award as permitted under Section 5(b) of the Plan.

5. (a) If the Participant ceases to be an Eligible Individual (the “Termination”) prior to the end of the Performance Period, then, except as set forth in Sections 5(b) through 5(e) of this Agreement, all unvested PSUs provided for in this Agreement, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such PSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such PSUs shall immediately be forfeited on the date the Participant ceases to be an Eligible Individual (the “Termination Date”).

(b) Notwithstanding the foregoing, if the Participant’s Termination is due to death, then the number of PSUs represented by the Target Award, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such PSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such PSUs shall vest as of the Participant’s Termination Date.

(c) Notwithstanding the foregoing, if the Participant’s Termination is due to Disability or Retirement, the PSUs granted hereunder shall not be forfeited, and all such PSUs, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such PSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such PSUs shall remain outstanding and vest as of the end of the Performance Period based on the Company’s level of achievement and certification of the performance goal as set forth in Section 3.

(d) Unless Section 5(e) applies, in the event that the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause, the Committee may, in its sole discretion, determine that the PSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such PSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such PSUs shall not be forfeited, but shall remain outstanding and vest as of the end of the Performance Period based on the Company’s level of achievement and certification of the performance goal as set forth in Section 3.

(e) If a Change in Control event occurs prior to the end of the Performance Period, the number of PSUs represented by the Target Award will convert into an equivalent number of Restricted Stock Units, which shall vest, provided the Participant remains an Eligible Individual until the end of the Performance Period (except as otherwise provided in this Section 5) on the earlier of (i) the last day of the Performance Period, or (ii) the date the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause or Participant’s Termination with Good Reason.

6. (a) The Committee shall, within a reasonably practicable time following the last day of the Performance Period, certify the extent, if any, to which the Performance Goal has been achieved with respect to the Performance Period and the number of Performance Share Units, if any, earned upon attainment of the Performance Goal. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. Payment in respect of vested PSUs, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such PSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such PSUs shall be made promptly following the Committee’s certification of the attainment of the Performance Goal, but in any event, no later than March 15 of the year following the year in which the Performance Period ends.

(b) In the event vesting occurs as a result of the Participant’s death in accordance with Section 5(b) or following a Change in Control in accordance with Section 5(e), payment in respect of the vested PSUs, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such PSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such PSUs shall be made promptly following the vesting date, but no later than 30 days thereafter.

(c) All payments in respect of earned and vested PSU shall be made in freely transferable shares of Common Stock. No fractional shares of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share.

7. The PSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Account, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Account are not transferable by the Participant otherwise than by will or by the laws of descent and distribution.

8. If the Participant is or becomes subject to the terms of the Company’s Compensation Recovery Policy (the “Policy”), as such Policy may be amended from time to time, including amendments adopted in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder, then the PSUs granted hereunder shall also be subject to such Policy. Accordingly, if the Board determines that recovery of compensation under such Policy is due, then the PSUs granted hereunder shall automatically terminate and be forfeited effective on the date of such determination and all shares of Common Stock acquired by the Participant pursuant to this Agreement (or other securities into which such shares have been converted or exchanged) shall be returned to the Company or, if no longer held by the Participant, the Participant shall pay to the Company, without interest, all cash, securities or other assets received by the Participant upon the sale or transfer of such stock or securities.

9. All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to 333 North Central Avenue, Phoenix, Arizona 85004, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.

10. This Agreement is subject to the provisions of the Plan. The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent. The Committee may amend this Agreement at any time in any manner that is not inconsistent with the terms of the Plan and that will not result in the application of Section 409A(a)(1) of the Code. Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent. Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.

11. The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any PSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities, cash payments, or property resulting from the vesting of any RSU or otherwise.

12. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.

13. The Participant shall not have any interest in any particular assets of the Company by reason of the right to earn an Award under the Plan and this Agreement, and the Participant or any other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

14. This Award is intended to satisfy the short-term deferral exception to the requirements of Section 409A of the Code, and shall be interpreted, construed and administered in accordance with such exception. Notwithstanding anything in this Agreement to the contrary, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the vesting and payout of any PSUs is accelerated pursuant to Section 5, a distribution of Shares issuable to the Participant, all amounts notionally credited to the Participant’s Dividend Equivalent Account, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account due the Participant shall be delayed for a period of six months after the Participant’s Termination Date, if the Participant is a Key Employee and if so required pursuant to Section 409A of the Code, unless the Participant’s Termination is due to death. If settlement of the Performance Share Units is delayed, the Performance Share Units shall be settled within

30 days of the date that is the six-month anniversary of the Participant’s Termination Date. Notwithstanding any provision to the contrary herein, distributions to be made upon a termination of employment hereunder may only be made upon a “separation from service” as defined under Section 409A of the Code. In no event shall a Participant, directly or indirectly, designate the calendar year of payment.

15. The Company has designed this award of PSUs under the Plan in an effort to qualify the award as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

16. As used in this Agreement, the following terms shall have the meanings set forth below.

(a) “Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his superior, employer or principal, or (v) the breach of the Participant of the terms of his engagement.

(b) “Change in Control.”

(i) For purposes of this Agreement, “Change in Control” means (capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (ii) below):

(A) the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this Section 16(b)(i)(A), the following will not constitute a Change in Control:

(1) any acquisition (other than a “Business Combination,” as defined below, that constitutes a Change in Control under Section 16(b)(i)(C) hereof) of Common Stock directly from the Company,

(2) any acquisition of Common Stock by the Company or its subsidiaries,

(3) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(4) any acquisition of Common Stock pursuant to a Business Combination that does not constitute a Change in Control under Section 16(b)(i)(C) hereof; or

(B) individuals who as of the effective date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(C) the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(1) the individuals and entities who were the Beneficial Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company, and

(2) no Person together with all Affiliates of such Person (excluding the Company and any employee benefit plan or related trust of the Company or any subsidiary of the Company) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Company or 30% or more of the combined voting power of the then outstanding voting securities of the Company, and

(3) at least a majority of the members of the board of directors of the Company were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(ii) As used in this Section 16(b), the following terms have the meanings indicated:

(A) Affiliate: “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(B) Beneficial Owner: “Beneficial Owner” (and variants thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (1) the power to vote, or direct the voting of, the security, and/or (2) the power to dispose of, or to direct the disposition of, the security.

(C) Company Voting Stock: “Company Voting Stock” means any capital stock of the Company that is then entitled to vote for the election of directors.

(D) Majority Shares: “Majority Shares” means the number of shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(E) Person: “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(F) Threshold Percentage: “Threshold Percentage” means 30% of all then outstanding Common Stock.

(c) “Disability” shall have occurred if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(d) “Fair Market Value” shall, with respect to a share of Common Stock, a Subsidiary security, or any other security, have the meaning set forth in the Freeport-McMoRan Copper & Gold Inc. Policies of the Committee applicable to the Plan, and, with respect to any other property, mean the value thereof determined by the board of directors of the Company in connection with declaring the dividend or distribution thereof.

(e) “Good Reason” shall mean either of the following (without Participant’s express written consent): (i) a material diminution in Participant’s base salary as of the day immediately preceding the Change in Control or (ii) the Company’s requiring Participant to be based at any office or location more than 50 miles from Participant’s principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, Participant shall not have the right to terminate Participant’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Participant provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Participant must terminate Participant’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. The foregoing to the contrary notwithstanding, if at any time the Participant is subject to an effective employment or change in control agreement with the Company or an Affiliate (as defined in Section 16(b)), then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such other agreement

(f) “Key Employee” shall mean any employee who meets the definition of “key employee” as defined in Section 416(i) of the Code.

(g) “Peer Group” shall refer to the following companies: Anadarko Petroleum Corporation, Anglo American plc, Antofagasta plc, Apache Corporation, Barrick Gold Corporation, BHP Billiton Limited, ConocoPhillips, Devon Energy Corporation, Glencore Xstrata plc, Newmont Mining Corporation, Occidental Petroleum Corporation, Rio Tinto plc, Southern Copper Corporation, Teck Resources Limited, and Vale S.A. If any Peer Group company’s TSR shall cease to be publicly available (due to a business combination, receivership, bankruptcy or other event) or if any such company is no longer publicly held, such company will be treated as the lowest ranking member of the Peer Group. If more than four Peer Group companies’ TSR cease to be publicly available or such companies cease to be publicly held, the Committee shall adjust the table in Section 3 as appropriate to reflect the reduction; provided, however, that no such adjustment will have the effect of increasing the number of PSUs that will vest in accordance with Section 3.

(h) “Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.

(i) “Total Shareholder Return” or “TSR” as applied to the Company or any company in the Peer Group means stock price appreciation from the beginning to the end of the Performance Period, including dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Peer Group) during the Performance Period, expressed as a percentage return, using the following formula:

TSR = (A/B)-1, with A equal to the Ending Stock Price including dividends paid and B equal to the Beginning Stock Price.

For purposes of computing TSR, the Beginning Stock Price will be the average price of a share of Common Stock over the 20 trading days ending on the day before the first day of the Performance Period or other relevant measurement period, and the Ending Stock Price will be the average price of a share of Common Stock over the 20 trading days ending on the last day of the Performance Period or other measurement period. TSR of the Company or any company in the Peer Group shall be equitably adjusted to reflect any spin off, stock split, reverse stock split, stock dividend, recapitalization, or reclassification or other similar change in the number of outstanding shares of common stock.

17. The Company may, in its sole discretion, deliver any documents related to the Participant’s current or future participation in the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. By accepting the terms of this Agreement, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant must expressly accept the terms and conditions of this Agreement by electronically accepting this Agreement in a timely manner. If the Participant does not accept the terms of this Agreement, the PSUs are subject to cancellation.

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By clicking the “Accept” button, the Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions arising under the Plan or this Agreement.

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